UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 30, 2004

Intrepid Holdings, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 (I.R.S. Employer Identification No.)	7550 IH-10 West, 14th Floor, San Antonio, Texas (Address of principal executive offices)
Issuer's telephone number: (210) 402-6344	78259 (Zip Code)

Former Name or address if changed since last report:  AutoFund Servicing, Inc.


Table of Contents

Item 5 Other Events	3
Sinatuares	4
Exhibit 3.1 Amended Articles of Incorporation	5


ITEM 5:  Other Events

On, July 14, 2004 at the annual meeting of shareholders held in San Antonio, Texas at 10:00 am the shareholders voted and approved each of the following company changes:  name change from AutoFund Servicing, Inc. to Intrepid Holdings, Inc., an increase in the Company’s authorized number of shares of Common Stock from fifty million to one hundred million, a reverse stock split on a one-for-two basis of the Company’s common stock, to adopt the revised Bylaws of the Company, and to change the business strategy of the Company from a third party collection agency to a holding corporation.  The Company name change and increase in authorized shares of common stock was filed with the State of Nevada and the changes have been reflected in the registrant’s Amended Articles of Incorporation. The documentation is attached as exhibit 3.1.  The Company also filed the proper documentation with NASDAQ Stock Market and these changes became legally effective on July 30, 2004.  The Company’s new stock symbol is ITPD.

 The meeting was called in the manner prescribed by law and the by-laws of the corporation, and the Notice of Meeting along with the proxy statement for the Notice of Meeting was mailed on July 1, 2004 to each stockholder of record entitled to vote at the meeting.  The approved changes have been reflected in the registrant’s Amended Articles of Incorporation, article I and article IV.

5


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Intrepid Holdings, Inc.

By: /s/ Jesse Whittenton
------------------------
Jesse Whittenton

Chief Financial and

Executive Officer

July 29, 2004

4